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                                 Exhibit 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Blackstone Holdings Corporation registration statement, on Form SB-2, of our report dated September 24, 2001, accompanying the financial statements of Blackstone Holdings Corporation and Subsidiary as of August 31, 2001 and for the period from inception (September 1, 1998) through August 31, 2001 which is part of the registration statement and to the reference to us under the heading "Experts" in such registration statement.


                                            SPICER, JEFFRIES & CO.


Denver, Colorado
October 30, 2001